UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 23, 2015, PT Freeport Indonesia (PT-FI), a subsidiary of Freeport-McMoRan Inc. (FCX), entered into an Extension (Extension) to the Memorandum of Understanding (MOU) dated as of July 25, 2014, with the Government of the Republic of Indonesia, represented by the Director General of Mineral and Coal, Ministry of Energy and Mineral Resources (collectively referred to herein as the Government of Indonesia). As previously disclosed, under the MOU, the Government of Indonesia and PT-FI agreed, among other things, to negotiate an amended Contract of Work (COW) to address provisions related to the size of PT-FI’s concession area, royalties and taxes, domestic processing and refining, divestment, local content, and continuation of operations post-2021. The Extension extends the term of the MOU from January 25, 2015 to July 25, 2015. The Extension also provides that PT-FI will discuss the possibility of developing industrial activities in Papua.

The foregoing summary of the Extension does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Extension, which will be filed as an exhibit to FCX’s Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: January 29, 2015